Exhibit 99.2

Hercules Technology Growth Capital Prices $75.0 Million of Convertible Senior Notes

PALO ALTO, Calif.—(BUSINESS WIRE)— Hercules Technology Growth Capital, Inc. (NASDAQ:HTGC) (the “Company”), today announced that it has agreed to sell to the initial purchaser in a private offering, $75.0 million aggregate principal amount of its 6.00% Convertible Senior Notes due 2016. The Company also has granted the initial purchaser an option to purchase up to an additional $15.0 million principal amount of the Convertible Senior Notes to cover overallotments, if any. The Convertible Senior Notes will be offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act. The closing of the transaction is subject to customary closing conditions and the Convertible Senior Notes are expected to be delivered and paid for on April 15, 2011.

The Convertible Senior Notes are unsecured and bear interest at a rate of 6.00% per year, payable semiannually. In certain circumstances, at the Company’s election, the Convertible Senior Notes will be converted into cash, shares of common stock or a combination of cash and shares of common stock, at an initial conversion rate of 84.0972 shares of common stock per $1,000 principal amount of Convertible Senior Notes which is equivalent to an initial conversion price of approximately $11.89 per share of the Company’s common stock, subject to customary anti-dilution adjustments. The conversion price is approximately 15% above the $10.34 per share closing price of the Company’s common stock on April 11, 2011. The Company will not have the right to redeem the Convertible Senior Notes prior to maturity. The Convertible Senior Notes will mature on April 15, 2016, unless repurchased or converted in accordance with their terms prior to such date.

The Company intends to use the net proceeds from this offering to fund investments in debt and equity securities in accordance with its investment objective and for general corporate purposes.

Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell any securities of Hercules Technology Growth Capital, Inc. and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted. It is issued pursuant to Rule 135c under the Securities Act.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market turbulence, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Hercules Technology Growth Capital, Inc.

Main, 650-289-3060 HT-HN

info@htgc.com

Sally Borg

sborg@htgc.com

Source: Hercules Technology Growth Capital, Inc.

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